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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       CROSS-COUNTRY AUTO RETAILERS, INC.


          Cross-Country Auto Retailers, Inc. (the "Corporation") certifies as follows:

     I. The name of the Corporation is Cross-Country Auto Retailers, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 16, 1996.

     II. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

     "1.  The name of the Corporation is Cross-Country Auto Retailers, Inc.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. (a) The total number of shares of stock which the Corporation shall have the authority to issue is 110,000,000 shares of capital stock, classified as 100,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share.

          (b)  PREFERRED STOCK.

               (i) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

               (ii) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series and, with respect to each class or series of the



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     Preferred Stock, to fix and state, by the resolution or resolutions from time to time adopted providing for the issuance thereof, the following:

                    (A) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                    (B) the number of shares to constitute the class or series and the designations thereof;

                    (C) the preferences, and relative participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

                    (D) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                    (E) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                    (F) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                    (G) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution, or winding-up of, or upon any distribution of the assets of, the Corporation;

                    (H) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock,


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     securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                    (I) such other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

               (iii) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

     5. (a) The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1998, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a majority of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Election of directors need not be by written ballot.

          (b) Any director or the entire Board of Directors may be removed, but only for cause, and only by the affirmative vote of the holders of at least a majority of the shares then entitled to vote at an election of directors (the "Voting Shares"), voting together as a single class.

          (c) The affirmative vote of the holders of at least two-thirds of the Voting Shares, voting together as a single class, shall be required to amend or repeal this Section 5 or adopt any provision inconsistent herewith.


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     6.   The Board of Directors is authorized to make, alter or repeal the by-
laws of the Corporation.

     7. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     8. No director shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of Delaware or (d) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Section either (i) by the stockholders of this Corporation or (ii) by an amendment to the General Corporation Law of Delaware (unless such statutory amendment specifically provides to the contrary) shall not adversely affect any right or protection, existing at the time of such repeal or modification with respect to any acts or omissions occurring either before or after such repeal or modification, of a person serving as a director at the time of such repeal or modification.

     9. No action required or permitted to be taken at any meeting of the holders of the common stock of the Corporation may be taken without such meeting, the giving of prior notice or the taking of a vote. The power of the holders of the common stock of the Corporation to consent, in writing or otherwise, to the taking of any action without such meeting, notice and vote is specifically denied."


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     III. In lieu of a meeting and a vote of stockholders, the stockholders of the Corporation acting by unanimous written consent have approved such amendment in accordance with Section 228 of the Delaware General Corporation Law.

     IV. The amendment and restatement was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its _____________________ this _____ day of ___________, 1996.

                              CROSS-COUNTRY AUTO RETAILERS, INC.



                              By:
                                 -------------------------------
                                  Name:
                                  Title:


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